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                        CONSENT OF INDEPENDENT ACCOUNTANTS
                              FOR USWEB CORPORATION


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Whittman-Hart, Inc. of our report dated January 25, 1999 relating to the financial statements of USWeb Corporation, which appears in the Current Report on Form 8-K of Whittman-Hart, Inc. dated January 28, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
February 29, 2000